UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2016

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to ARIAD Royalty Agreement

On July 28, 2015, PDL BioPharma, Inc. (the Company) entered into a Revenue Interests Assignment Agreement (the Royalty Agreement) with ARIAD Pharmaceuticals, Inc. (ARIAD) pursuant to which ARIAD sold to the Company the right to receive specified royalties on ARIAD’s Net Revenues (as defined in the Royalty Agreement) generated by the sale, distribution or other use of ARIAD’s product Iclusig® (ponatinib).

On May 9, 2016, ARIAD entered into a share purchase agreement, pursuant to which ARIAD has agreed to sell to Incyte Corporation (Incyte) all of the outstanding shares of ARIAD Pharmaceuticals (Luxembourg) S.a.r.l., which is the parent company of ARIAD’s European subsidiaries responsible for the commercialization of Iclusig in the European Union and certain other countries, subject to satisfaction of customary closing conditions.

On May 9, 2016, in connection with the transaction described above, the Company and ARIAD agreed to amend the Royalty Agreement (the Amendment) to, among other things, include in the Iclusig Net Revenues calculation payable to the Company by ARIAD under the Royalty Agreement, net sales of Iclusig made by Incyte once it takes over ARIAD’s commercialization operations with respect to Iclusig in the European Union and certain other countries. In addition, the Company and ARIAD agreed to restructure future fundings under the Royalty Agreement such that ARIAD’s option to draw up to an additional $100 million between January and July of 2016 was reduced to a maximum amount of up to an additional $40 million, which will be funded at ARIAD’s option in July of 2017 upon 90 days written notice to the Company. The Amendment does not affect the Company’s obligation to fund $50 million on the first anniversary of the Royalty Agreement.

In connection with the Amendment, the Company agreed to release certain liens with respect to ARIAD’s European patents and certain other European assets. The Amendment is subject to and effective upon the closing of the Incyte transaction, which the Company has been advised is expected to occur in early June.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Cautionary Statements
This filing and the Company’s statements herein include and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s royalty assets or business and limit the Company’s ability to pay dividends, purchase income generating assets and take other corporate actions are disclosed in the “Risk Factors” contained in the Company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2016, and updated in subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: May 11, 2016